Exhibit j(ii) under Form N-1A
                                             Exhibit 23 under Item 601/Reg S-K




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the Registration Statement No. 33-36729 on Form N-1A of our report dated October 18, 2005 relating to the financial statements and financial highlights of Federated New York Municipal Income Fund, Federated North Carolina Municipal Income Fund and Federated Ohio Municipal Income Fund appearing in the corresponding Annual Report on Form N-CSR of Federated Municipal Securities Income Trust for the year ended August 31, 2006 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP

Boston, Massachusetts
January 8, 2007



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the Registration Statement No. 33-36729 on Form N-1A of our report dated October 18, 2005, (January 8, 2007 as to Note 9 to the financial statements) relating to the statement of changes in net assets for the year ended August 31, 2005 and the financial highlights for each of the years in the four-year period ended August 31, 2005 of Federated Pennsylvania Municipal Income Fund appearing in the corresponding Annual Report on Form N-CSR/A of Federated Municipal Securities Income Trust for the year ended August 31, 2006 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


Deloitte & Touche LLP

Boston, Massachusetts
January 8, 2007